UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:    March 5, 2007

COGENCO INTERNATIONAL INC.
(Name of small business issuer as specified in its charter)

Colorado	2-87052-D	84-0194754
(State of Incorporation	Commission File Number	IRS Employer
Identification Number

4085 South Dexter Street
Englewood, Colorado 80113
Address of principal executive offices

303-758-1357
Telephone number, including Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by checkmark whether registrant is a shell company as defined in Rule 12b-2 of the Exchange Act:   XX

Item 1.01 – Entry Into a Material Definitive Agreement

A.	Share Purchase Agreement Between Cogenco International, Inc. and Genesis Investment Funds, Ltd.

          As previously reported in our Form 8-K originally filed on March 9, 2007, on March 6, 2007 we entered into a Share Purchase Agreement (the “Genesis Agreement”) with Genesis Investment Funds, Ltd (“Genesis”), Trust House, 112 Bonadie Street, Kingstown, Saint Vincent. At the time of the earlier filing, we had not sold any shares of our common stock or received any consideration from Genesis. Since that time, we modified the terms of the Genesis Agreement and have received consideration.

          Pursuant to the Genesis Agreement as modified, we sold Genesis 75,000 shares of our common stock at $10 per share, and on March 22, 2007, we received $150,000 and 400,000 shares of Helix Biopharma Corporation (“Helix”). We have received the shares of Helix in our account at a broker-dealer in New York City, NY.

          Genesis agreed that if the net proceeds of our sales of Helix common stock average less than $1.50 per share, upon written request, Genesis will deposit additional shares of Helix stock (or other publicly-traded shares reasonably acceptable to Cogenco) into an account we designate. We may request that Genesis deposit additional shares at any time until March 5, 2008, when Genesis’s obligation to deposit additional shares terminates. Based on Cogenco’s investigation, Cogenco believes that it will be able to liquidate the Helix shares over a reasonable period of time through the facilities of the Toronto Stock Exchange. Cogenco does not believe that the ownership of the Helix shares will result in Cogenco becoming an investment company subject to regulation under the Investment Advisors Act of 1940, although there can be no assurance that the Securities and Exchange Commission may not take a different position.

           We have used $100,000 of the proceeds received from Genesis to purchase common shares of DMI Biosciences, Inc. (as described below). We will use the balance of the cash received ($50,000) to meet our obligations and for general and administrative expenses, including working capital. To the extent we sell any shares of Helix, we will use those funds for corporate obligations, including the possibility of investing additional funds in DMI (described below). We may, however, change our use of proceeds as the board of directors determines appropriate in the circumstances.

          Genesis Ownership of Cogenco

          Pursuant to a discretionary investment management agreement, Genesis Capital Management has discretionary investment and voting control over the assets of Genesis Capital Management Limited, including the shares of Cogenco common stock that Genesis Investment Funds Limited owns or controls directly and indirectly. As of the date of our most recent Form 10-KSB, Genesis had the right to vote and dispose of approximately 42% of Cogenco’s outstanding common shares. Since then, certain investors with interests in Cogenco transferred their shares to Genesis for management purposes, our president David Brenman transferred 220,000 shares of common stock that he owned to Genesis (with a commitment by Genesis Capital Management Ltd. to return those shares to Mr. Brenman in the event of a successful conclusion to the transaction contemplated with DMI Biosciences (as described in our Form 10-KSB) or other appropriate business combination), and on October 27, 2006, Genesis purchased an additional 2,500 shares of our common stock in a private offering.

           As a result of those transactions, and the purchase of 75,000 shares described herein, Genesis owns or controls 1,654,863 shares of Cogenco’s outstanding common stock (approximately 63%).

          Control of Genesis

          Genesis is controlled by Genesis Capital Management Limited, a company controlled by Herald A.M.A. Janssen and Petrus H. Jacobs. Mr. Janssen and Mr. Jacobs co-founded Genesis Investment Funds Limited and Genesis Capital Management Limited, and appointed Genesis Capital Management as the investment advisor for Genesis Investment Funds Limited.

          Until January 1, 2007, Mr. Janssen also controlled MJM Asset Management Company Establishment (“MJM”), a company he founded in 1997. Mr. Janssen no longer has any direct or indirect interest in MJM. During the period of Mr. Janssen’s ownership, Cogenco paid MJM Asset Management a finders’ fee of 7½% of the $2,000,000 in funds raised by MJM Asset Management for Cogenco. Mr. Janssen’s address is Matschils 23, LI-9495 Triesen, Liechtenstein. As disclosed in Cogenco’s reports on Form 10-KSB for the year ended March 31, 2006 and in certain subsequent reports, MJM paid one-third of the finder’s fee to David W. Brenman, president of Cogenco, in accordance with an oral agreement between them. As a result of Mr. Janssen’s sale of MJM, Mr. Brenman is not entitled to receive any further compensation from MJM’s direct or indirect investments in Cogenco. Cogenco will not pay any third party (related or otherwise) any fee resulting from the investment of the Helix common stock in exchange for Cogenco common stock.

          Genesis Investment Funds Limited is also controlled by Petrus H. Jacobs, a licensed European property manager who holds a degree in engineering from the Technical Institute, Heerlen, Netherlands. He is a certified appraiser by the court in the Netherlands. Mr. Jacobs has been working as an asset manager in Europe since the 1980’s and has from time-to-time worked with Mr. Janssen and MJM Asset Management. Mr. Jacobs co-founded Genesis Investment Funds Limited with Mr. Janssen. Mr. Jacob’s address is Meierhofstrasse 85, LI-9495 Triesen, Liechtenstein.

B.	Securities Purchase Agreement Between DMI Biosciences, Inc. and Cogenco International, Inc.

          On March 28, 2007 we entered into a Securities Purchase Agreement (the “DMI Agreement”) with DMI Biosciences, Inc (“DMI”) of Aurora, Colorado to evidence our purchase on March 22, 2007, of 100,000 shares of DMI’s common stock for our investment of $100,000. As a result of this transaction, Cogenco may be considered to be an investment company for the purposes of the Investment Company Act of 1940. Cogenco believes that if it is an investment company, it is a transient investment company meeting the exception from registration under the Investment Company Act set forth in Rule 3a-2 under the Investment Company Act. Cogenco does not, and does not intend to, primarily engage in the business of investing, reinvesting, or trading in securities, or holding investment securities.

           About DMI

           DMI is a privately held biotechnology company engaged in the commercial application of proteomics to discover, develop, and commercialize small-molecule and peptide-based drugs and diagnostics for acute and chronic inflammation in immunologic, vascular, and central nervous system diseases that affect millions of individuals whose needs are currently unmet or underserved. DMI’s pipeline of potential products includes drug candidates targeting multiple sclerosis, pulmonary fibrosis, and Alzheimer’s disease, drug candidates targeting inflammatory diseases such as asthma, compounds directed at anti-angiogenic cancer therapy, and biomarkers for ischemia/reperfusion injury, placental ischemia, and acute myocardial infarction. Significant product development operations occur in the United Kingdom.

          Relationship between Cogenco and DMI

           As described in our Form 10-KSB for the fiscal year ended March 31, 2006, we have already invested $3,250,000 in DMI through a co-development agreement (the “New CODA”) for the development of a drug for the treatment of multiple sclerosis. Under a separate agreement between DMI and Cogenco, (the “New LOI”), we had an obligation to negotiate a business combination between DMI and Cogenco (provided that Cogenco becomes adequately funded with at least $25,000,000). We have not met our funding commitments under the New CODA or met the funding requirement under the New LOI. The business combination contemplated by the New LOI did not occur. Consequently Cogenco may, in the near future, convert its $3,250,000 investment into shares of DMI common stock. Cogenco is (as a result of the purchase of 100,000 shares) and will remain a minority shareholder of DMI.

Item 3.02 – Unregistered Sales of Equity Securities

          On March 6, 2007 we entered into a Share Purchase Agreement with Genesis, an offshore, European accredited investor for the purchase of 75,000 shares of our common stock. Genesis paid us for the shares on March 22, 2007. The following sets forth the information required by Item 701 in connection with that transaction:

          (a) On March 22, 2007, we issued 75,000 shares of our common stock to Genesis. Genesis is an accredited investor and a non-U.S. Person as that term is defined in Regulation S and, as outlined above, is a principal shareholder of Cogenco.

           (b) No underwriter, placement agent, or finder was involved in the transaction. As described above, the shares were sold to Genesis, an accredited investor and a principal shareholder of Cogenco, and the transaction occurred as an Offshore Transaction (as that term is defined in Regulation S).

          (c) As described above, Genesis purchased the shares of our common stock at $10 per share and tendered us 400,000 shares of Helix common stock and paid us $150,000 in cash. Should the net proceeds from our sale of Helix common stock average less than $1.50 per share, Genesis has agreed that that until March 5, 2008 it will tender us additional Helix shares (or shares of another publicly traded company) upon our written request.

          (d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D and Regulation S. We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Aspen Exploration it requested, received answers to all questions it (and its advisors) posed, and otherwise understood the risks of accepting our securities for investment purposes.

          (e) The total offering price was $750,000. The common stock issued in this transaction is not convertible or exchangeable.

           (f) We have used $100,000 of the proceeds to purchase shares of DMI as described above and plan to use the remainder of the proceeds for other corporate purposes, including working capital, and general and administrative expenses.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

          As previously reported, on March 5, 2007 we filed Restated Articles of Incorporation with the Colorado Secretary of State. The Restated Articles did not amend our Articles of Incorporation, but instead were filed so that our Articles of Incorporation are more readily available and understandable to our shareholders. After filing the Restated Articles we discovered the Restated Articles included an obsolete provision regarding the par value of our common stock. Accordingly, on March 13, 2007 we filed a Statement of Correction with the Colorado Secretary of State in which the obsolete provision was deleted from the Restated Articles.

Item 9.01 – Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

     Not required.

(b) Pro forma financial information.

     Not required.

(c) Exhibits

3.1	Restated Articles of Incorporation, as corrected.

10.1	Share Purchase Agreement dated March 6, 2007 (filed with original Form 8-K).

10.2	Securities Purchase Agreement dated March 22, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of March 2007.

Cogenco International, Inc.

By: /s/ David W. Brenman David W. Brenman President